Exhibit 3.11

CERTIFICATE OF INCORPORATION

OF

CASCADES NIAGARA FALLS, INC.

Under Section 402 of the

Business Corporation Law.

The undersigned, for the purpose of forming a corporation pursuant to section 402 of the Business Corporation Law of the State of New York, does hereby certify:

(1).                                                                                                                               The name of this corporation is CASCADES NIAGARA FALLS, INC.

(2).                                                                                                                               The purpose or purposes for which the corporation is formed are:

(a).                                                                               To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York.  The corporation is not formed to engage in any act or activity requiring the consent or approval of any state, official, department, board, agency or other board without such consent or approval first being obtained.

(b).                                                                          To engage in any manufacturing, mercantile, or trading business or businesses of any kind, and to do all things incidental thereto; to maintain and operate properties and facilities for the production and sale of any articles of commerce and to purchase or otherwise acquire, own, mortgage, pledge, create security interests in, sell, assign, and transfer or otherwise dispose of, invest, trade and deal in goods, wares, and merchandise, and real and personal property, of every class and description.  More particularly, but without limiting the generality of the foregoing, to manufacture, produce, prepare, finish, buy, sell, trade and deal in any and all kinds of wood pulp, pulp, paper and other cellulose fiber products, and any and all products and by-products of such manufacture; to manufacture, produce, prepare, buy, sell, and trade and deal in any and all materials, chemicals, and other substances which now or hereafter may be used, or conveniently manufactured or dealt in, in connection with the manufacture or use of wood pulp, pulp, paper, and other cellulose fiber products; to manufacture, produce, prepare, process, convert, coat, laminate, print, lithograph, finish, buy, sell, trade, and deal in any and all types of packaging materials, packages, bags, envelopes, pouches, and other containers, whether or not the same are made of or utilized or incorporate wood pulp, pulp, paper, or cellulose fiber products; and to manufacture, produce, buy, sell, trade, and deal in machinery, machines, equipment, materials, plastics, synthetics, chemicals, and other substances.

(3).                                                                                                                               The office of this corporation is to be located in the County of Niagara, and State of New York.

(4).                                                                                                                               The aggregate number of shares which this corporation shall have the authority to issue is two thousand (2,000) which shall be classified so that one thousand (1,000) shares without par value are to be Common Shares and one thousand (1,000) shares without par value are to be Preferred Shares.

(5).                                                                                                                               The Preferred Shares may be issued from time to time in one or more series, each of such series to have such designations, relative rights, preferences and limitations as are stated and expressed in this paragraph and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.  Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this paragraph, to establish and designate one or more series

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of Preferred Stock and to fix the variations in the relative rights, preferences and limitations of each series, including without limitations:

(a).                                                                               The number of shares to constitute such series and the distinctive designations thereof;

(b).                                                                              The dividend rate to which said shares shall be entitled and the restrictions, limitations and conditions upon the payment of such dividends, whether dividends shall be cumulative, the date and dates from which dividends (if cumulative), shall accumulate and the dates on which dividends (if declared) shall be payable;

(c).                                                                               Whether or not the shares of such series shall be redeemable and, if so, the terms, limitations, and restrictions with respect to such redemptions;

(d).                                                                              The amount in addition to any accrued dividends thereon which the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, which amount may vary at different dates and may vary depending on whether such liquidation, dissolution or winding up as voluntary or involuntary;

(e).                                                                               Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund.

(f).                                                                                 Whether or not the shares of such series shall have conversion privileges and, if so, prices or rates of conversion and the method, if any, if adjusting the same.

(g).                                                                              The voting powers, if any, of such series.

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(h).                                                                              Any other relative rights, preferences, and limitations thereof as shall not be inconsistent with this paragraph.

(6).                                                                                                                               The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served.  The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him is 4001 Packard Road, Niagara Falls, New York 14302.

IN WITNESS WHEREOF, the undersigned has signed, and acknowledged this certificate of incorporation this 10th day of August, 1987.

/s/Samuel J. Civiletto
SAMUAL J. CIVILETTO,
331 Buffalo Avenue
Niagara Falls, New York 14303

STATE OF NEW YORK

COUNTY OF NIAGARASS.:

On this 10th day of August, 1987, before me personally came SAMUAL J. CIVILETTO to me known and known to me to be the individual described in and who executed the foregoing certificate and acknowledged to me that he executed the same.

/s/Moree M. Levine
MOREE M. LEVINE – Notary Public
My commission expires 4/30/88

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CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

CASCADES NIAGARA FALLS, INC.

Under Section 805 of the Business Corporation Law:

We, the undersigned, the President and Assistant Secretary, respectively, of CASCADES NIAGARA FALLS, INC. hereby certify:

1.                                       The name of the Corporation is CASCADES NIAGARA FALLS, INC.

2.                                       The Certificate of Incorporation was filed by the New York State Department of State on August 14, 1987.

3.                                       The Certificate of Incorporation is hereby amended by the addition of a provision stating the number, designation, relative rights, preferences, and limitations of Preferred Shares of a series without par value as fixed by the Board of Directors before the issuance of such series, under authority contained in the Certificate of Incorporation.

One hundred (100) authorized Preferred Shares without par value, none of which has been issued, shall be issued in and as a series to be designated “Series A Preferred Stock, without par value”.  Said series is hereinafter called “Series A Preferred Stock.”  The term “Preferred Shares” as used herein shall include all one thousand (1,000) of the Preferred Shares, without par value, authorized by the Certificate of Incorporation of the Corporation, of which “Series A Preferred Stock” is the first series.

The designations, relative rights, preferences, and limitations of all shares of the Series A Preferred Stock, insofar as not already fixed by the Certificate of Incorporation, shall, as fixed by the Corporation’s Board of Directors in exercise of authority conferred by the Certificate of Incorporation, and as permitted by Section 502 of the Business Corporation Law, be as follows:

A.                                   Dividends.  The annual dividend rate for the Series A Preferred Stock shall be 2% per annum of the value of the consideration paid for each share thereof, payable to shareholders of record at the close of business on such date preceding the payments thereof as may be fixed by the Board of Directors on declaring any such dividend.  The dividend shall not be cumulative and the holders of shares of Series A Preferred Stock shall have no right to such dividend even though the Corporation has funds legally available for the payment of dividends unless the same shall have been declared by the Board of Directors.

B.                                     Voting Rights.  Holders of shares of Series A Preferred Stock shall have no voting rights.

C.                                     Redemption.  The Series A Preferred Stock shall be subject to redemption, at the option of the Corporation, in whole at any time or from time to time in part, but in no event while any declared but unpaid dividend is outstanding.  No notice of redemption or deposit shall be required before the redemption of any shares of Series A Preferred Stock.

D.                                    Liquidation Rights.  Upon any voluntary or involuntary liquidation, dissolutions, or winding-up of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled to be repaid in cash the initial issuance value of the shares of Series A Preferred Stock from the assets of the Corporation available for distribution to holders of the Corporation’s capital stock of all series, whether such assets are capital, surplus, or earnings, before any distribution or payment is made to the holders of the shares of Common Stock.  After the holders of all Series A Preferred Stock have been paid in full or moneys have been set apart for such purpose, the holders of Series A Preferred Stock shall not be entitled to participate further in the distribution of the assets of the Corporation and the remaining assets and funds of the Corporation available for distribution shall belong to and be distributed among the holders of the Common Stock.

4.                                       The amendment was authorized by the Board of Directors at a meeting of the board duly held.

IN WITNESS WHEREOF, we have hereunto subscribed this certificate this 2nd day of August, 1990.

/s/Bernard Lemaire
Bernard Lemaire President

/s/Michael Provencher
Michael Provencher Assistant Secretary

PROVINCE OF QUEBEC	)
	)	SS.:
CANADA	)

Michael Provencher, being duly sworn deposes and says that he is the Assistant Secretary of Cascades Niagara Falls, Inc., that he has read the foregoing certificate and knows the contents thereof, and that the statements contained therein are true.

/s/Michael Provencher
Michael Provencher

Subscribed and sworn to before me this 2nd day of August, 1990.

/s/Claire Pinard
Notary Public

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

CASCADES NIAGARA FALLS, INC.

Under Section 805 of the Business Corporation Law

The undersigned, being the President and Secretary of the corporation hereby certify that:

                                 1.)          The name of the corporation is Cascades Niagara Falls, Inc.

2.)           The certificate of incorporation was filed by the department of state on August 14, 1987 and amended by the filing of a certificate of amendment by the department of state on August 21, 1990.

3.)           The certificate of incorporation, as now in force and effect, is hereby amended to change the name of the corporation by amending article 1 thereof to read as follows:

1.)            The name of the corporation is Norampac Industries Inc.

                                 4.)           The foregoing amendment of the certificate of incorporation was authorized by the unanimous vote of all the directors and the holders of all outstanding shares of the corporation entitled to vote thereon by written consent in lieu of a meeting duly executed by all of them.

IN WITNESS WHEREOF, the undersigned by their respective signatures affirm under the penalties of perjury that all of the foregoing is true.

Dated: January 28, 1998

/s/Martin P. Pelletier
Martin P. Pelletier, President

/s/Michele Beauchamp
Michele Beauchamp, Secretary

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CERTIFICATE OF CHANGE

OF

NORAMPAC INDUSTRIES INC.

UNDER SECTION 805 A OF THE BUSINESS CORPORATION LAW

WE, THE UNDERSIGNED, Martin P. Pelletier and Brigitte Dufour, being respectively the President and the Assistant Secretary of NORAMPAC INDUSTRIES INC., hereby certify

1                  The name of the corporation is NORAMPAC INDUSTRIES INC.  It was incorporated under the name CASCADES NIAGARA FALLS, INC.

2                                                      The Certificate of Incorporation of said corporation was filed by the Department of State on August 14, 1987.

3                                                      The following was authorized by the Board of Directors:

To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him from 2300 Empire Tower, Buffalo, NY 14202 to c/o CT Corporation System, 1633 Broadway, New York, NY 10019.

To designate CT CORPORATION SYSTEM at 1633 Broadway, New York, NY 10019 as its registered agent in New York upon whom all process against the corporation may be served.

IN WITNESS WHEREOF, we have signed this certificate on the 5th day of February, 1999 and we affirm the statements contained therein as true under penalties of perjury.

/s/Martin P. Pelletier
Martin P. Pelletier, President

/s/Brigitte Dufour
Brigitte Dufour, Assistant Secretary

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CERTIFICATE OF CHANGE

OF

NORAMPAC INDUSTRIES INC.

Under Section 805-A of the Business Corporation Law

1.                                       The name of the corporation is
NORAMPAC INDUSTRIES INC.

If applicable, the original name under which it was formed is
CASCADES NIAGARA FALLS, INC.

2.                                       The Certificate of Incorporation of said corporation was filed by the Department of State on 8/14/87.

3.                                       The address of CT Corporation System as the registered agent of said corporation is hereby changed from CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to 111 Eighth Avenue, New York, New York 10011.

4.                                       The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him is hereby changed from c/o CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to c/o CT Corporation System, 111 Eighth Avenue, New York, New York 10011.

5.                                       Notice of the above changes was mailed to the corporation by CT Corporation System not less than 30 days prior to the date of delivery to the Department of State and such corporation has not objected thereto.

6.                                       CT Corporation System is both the agent of such corporation to whose address the Secretary of State is required to mail copies of process and the registered agent of such corporation.

IN WITNESS WHEREOF, I have signed this certificate on September 1, 1999 and affirm the statements contained herein as true under penalties of perjury.

CT CORPORATION SYSTEM

By:	/s/ Kenneth J. Uva
Kenneth J. Uva
Vice President

NY Domestic Corporation – agent/process address

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New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
41 State Street
Albany, NY 12231

CERTIFICATE OF CHANGE
OF
NORMAPAC INDUSTRIES INC.

Under Section 805-A of the Business Corporation Law

FIRST:  The name of the corporation is:  NORAMPAC INDUSTRIES INC.

If the name of the corporation has been changed, the name under which it was formed is:

CASCADES NIAGARA FALLS, INC.

SECOND:  The certificate of incorporation was filed by the Department of State on:  August 14, 1987.

THIRD:  The change(s) effected hereby are:  [Check appropriate box(es)]

Q               The county location, within this state, in which the office of the corporation is located, is changed to:

☒    The address to which the Secretary of State shall forward copies of process accepted on behalf of the corporation is changed to:  752 Sherbrooke Street West, Montreal, Quebec CD H3A 1G1.

Q               The corporation hereby:  [Check one]

Q               Designates                                                                                      as its registered agent upon whom process against the corporation may be served.  The street address of the registered agent is:                                      .

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Q               Changes the designation of its registered agent to:                                                                   .  The street address of the registered agent is:                                                                                              .

Q               Changes the address of its registered agent to:                                                                                         .                                                                                                                                                                                   .

☒    Revokes the authority of its registered agent.

FOURTH:  The change was authorized by the board of directors.

/s/Brigitte Dufour	Brigitte Dufour, Assistant Secretary
(Signature)	(Name and Capacity of Signer)

CERTIFICATE OF CHANGE

OF

NORAMPAC INDUSTRIES INC.

Under Section 805-A of the Business Corporation Law

Filer’s Name	NORAMPAC INDUSTRIES INC.

Address	752 Sherbrooke Street West

City, State and Zip Code	Montreal, Quebec, CD H3A 1G1

NOTE:  This form was prepared by the New York State Department of State.  You are not required to use this form.  You may draft your own form or use forms available at legal stationery stores.  The Department of State recommends that all documents be prepared under the guidance of an attorney.  The certificate must be submitted with a $30 filing fee.

For Office Use Only

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